As filed with the Securities and Exchange Commission on May 22, 2001      File No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)

               Delaware                                 06-0619596
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)

               Three High Ridge Park, Stamford, Connecticut 06905
               (Address of Principal Executive Offices) (Zip Code)

 Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan
                            (Full title of the plan)


                               Scott N. Schneider
             Vice Chairman of the Board and Executive Vice President
                         Citizens Communications Company
                              Three High Ridge Park
                           Stamford, Connecticut 06905
                     (Name and address of agent for service)

                                 (203) 614-5600
                     (Telephone number, including area code,
                              of agent for service)

                                   Copies to:
                              Robert J. Rawn, Esq.
                             Pillsbury Winthrop LLP
                                Financial Centre
                              695 East Main Street
                        Stamford, Connecticut 06904-6760
                                 (203) 348-2300

                         CALCULATION OF REGISTRATION FEE

=============================== ==================== ====================== ====================== =================
Title of Securities to Be       Amount to Be         Proposed Maximum       Proposed Maximum       Amount of
Registered                      Registered (1)       Offering Price Per     Aggregate Offering     Registration
                                                     Share (2)              Price (2)              Fee
------------------------------- -------------------- ---------------------- ---------------------- -----------------
Common Stock, par value $0.25   12,500,000           $14.45                 $180,670,283           $45,168
per Share
=============================== ==================== ====================== ====================== =================

(1) The amount to be registered shall be deemed to include additional securities to be issued in connection with, or as a result of, stock splits, stock dividends and similar transactions.

(2) Of the 12,500,000 shares available to be registered hereunder, as of the most recent practicable date (May 18, 2001), awards with respect to an aggregate of 5,483,792 shares have been granted under the Plan and 7,016,208 shares remain available for the grant of future awards under such Plan. The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and represents the sum of (i) the aggregate exercise price of all options granted as of May 18, 2001 under the Plan plus (ii) the product of the remaining shares available under the Plan multiplied by a per share price of $13.71, the average of the reported high and low prices on the New York Stock Exchange on May 17, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents filed by Citizens Communications Company ("Company" or "Citizens") (formerly known as Citizens Utilities Company) with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference in this registration statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 9, 2001.

     2. The Company's Current Reports on Form 8-K filed on May 16, 2001, May 10, 2001, May 7, 2001, April 27, 2001, April 25, 2001, April 4, 2001,
          March 29, 2001, March 8, 2001 and February 13, 2001.

     3. The description of the Common Stock of the Company contained in the "Description of Capital Stock" section of the Company's Registration Statement on Form S-3/A filed on May 7, 2001.

     All documents filed by Citizens pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the documents enumerated above or subsequently filed by Citizens pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in each year during which the offering made pursuant to this registration statement is in effect shall not be incorporated by reference in this registration statement after the filing of the Company's Annual Report on Form 10-K for such year.

Item 4.       Description of Securities

         Not applicable.

Item 5.       Interests of Named Experts and Counsel

         None.

Item 6.       Indemnification of Directors and Officers

        Citizens, being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such law to indemnify any officer or director against certain expenses, liabilities and payments, including liabilities arising under the Securities Act of 1933, (the "Securities Act") as therein provided. In addition, Citizens' By-Laws 24 and 24A and a resolution adopted by the Board of Directors in connection with the issuance of certain securities of Citizens provide for indemnification of specified persons, including officers and directors of Citizens, for liabilities, including those arising under the Securities Act, as provided in the By-Laws and resolution. Generally, By-Laws 24 and 24A provide that, to the fullest extent permitted by applicable law, Citizens shall indemnify and hold harmless, among other persons, any officer or director of Citizens or of any other entity for which he or she is acting at the request of Citizens, against all expenses, liability and loss actually and reasonably incurred by him or her in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative. Such By-Laws also provide that expenses incurred by the indemnitee in connection with such proceeding be advanced by Citizens, consistent with applicable law. Citizens' Certificate of Incorporation further provides that no director shall be liable to Citizens or its stockholders for monetary damages for breach of fiduciary duty as a director, with stated exceptions.

        Insurance is maintained providing coverage for the Company and its subsidiaries against obligations incurred as a result of indemnification of officers and directors. The coverage also insures the officers and directors for a liability against which they may not be indemnified by the Company or its subsidiaries but excludes specified dishonest acts.

Item 7.       Exemption from Registration Claimed

         Not applicable.

Item 8.       Exhibits

         See Exhibit Index.

Item 9.       Undertakings

         (a)  The Company hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to  include  any  prospectus  required  by  Section
10(a)(3) of the Securities Act;

                         (ii) to reflect in the  prospectus  any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) to include any material  information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Stamford, and State of Connecticut, on the 17th day of May, 2001.



                   CITIZENS COMMUNICATIONS COMPANY


                   By: /s/ Scott N. Schneider
                      --------------------------------
                      Scott N. Schneider
                      Vice Chairman of the Board and Executive Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the Company, individually as such director or officer, hereby makes, constitutes and appoints Scott N. Schneider with full power of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, and to file with the SEC, the registration statement on Form S-8 of the Company relating to the issuance of shares of common stock pursuant to the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan and any and all amendments, including post-effective amendments, to such registration statement, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                       Title                     Date


 /s/ Leonard Tow              Chairman of the Board (principal   May 17, 2001
----------------------------  executive officer), Chief
(Leonard Tow)                 Executive Officer and Director



/s/ Rudy J. Graf              Vice Chairman of the Board,        May 17, 2001
----------------------------  President, Chief Operating
(Rudy J. Graf)                Officer, and Director



/s/ Scott N. Schneider        Vice Chairman of the Board,        May 17, 2001
----------------------------  Executive Vice President and
(Scott N. Schneider)          Director



/s/ Donald B. Armous          Vice President, Finance and        May 17, 2001
----------------------------  Treasurer (principal financial
(Donald B. Armour)            officer)



/s/ Robert J. Larson          Vice President and Chief           May 21, 2001
----------------------------  Accounting Officer (principal
(Robert J. Larson)            accounting officer)



/s/ Norman I. Botwinik                    Director               May 17, 2001
----------------------------
(Norman I. Botwinik)


/s/ Aaron I. Fleischman                   Director               May 17, 2001
----------------------------
(Aaron I. Fleischman)


/s/ Stanley Harfenist                     Director               May 17, 2001
----------------------------
(Stanley Harfenist)


/s/ Andrew N. Heine                       Director               May 17, 2001
----------------------------
(Andrew N. Heine)


/s/ John L. Schroeder                     Director               May 17, 2001
----------------------------
(John L. Schroeder)


/s/ Robert D. Siff                        Director               May 17, 2001
----------------------------
(Robert D. Siff)

/s/ Robert A. Stanger                     Director               May 17, 2001
----------------------------
(Robert A. Stanger)


/s/ Edwin Tornberg                        Director               May 17, 2001
----------------------------
(Edwin Tornberg)


/s/ Claire L. Tow                         Director               May 17, 2001
----------------------------
(Claire L. Tow)

                                  EXHIBIT INDEX

Exhibit No.               Description

4.1                       Restated  Certificate of  Incorporation   of  Citizens
                          Communications Company, dated as of May 19, 2000 (incorporated herein by reference to Exhibit 3.200.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)

4.2 By-Laws of Citizens Communications Company, as amended to date (incorporated herein by reference to Exhibit
                          3.200.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000)

4.3 Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan

5                         Opinion of Pillsbury Winthrop LLP

23.1                      Consent  of  Pillsbury  Winthrop   LLP  (contained  in
                          Exhibit No. 5)

23.2                      Consent of KPMG LLP

23.3                      Consent of Arthur Andersen LLP

23.4                      Consent of Arthur Andersen LLP

23.5                      Consent of Arthur Andersen LLP

23.6                      Consent of PricewaterhouseCoopers LLP

24                        Power of Attorney (included on signature page hereof)

                                                                Exhibit 4.3


                         CITIZENS COMMUNICATIONS COMPANY

                              AMENDED AND RESTATED

                           2000 EQUITY INCENTIVE PLAN

                                    SECTION 1

                                     PURPOSE
                                     -------

     The purpose of the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan (the "Plan") is to provide compensation incentives for high levels of performance and productivity by individuals who provide services to the Company. The Plan is intended to strengthen the Company's existing operations and its ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent, as well as encourage such individuals to have a greater personal financial investment in the Company through ownership of its common stock.

                                    SECTION 2

                                   DEFINITIONS
                                   -----------

       When used herein, the following terms have the following meanings:

     (a) "AFFILIATE" means any company controlled by the Company, controlling the Company or under common control with the Company.

     (b) "AWARD" means an award granted to any Eligible Individual in accordance with the provisions of the Plan.

     (c) "AWARD AGREEMENT" means the written agreement or certificate evidencing the terms of the Award granted to an Eligible Individual under the Plan.

     (d)  "BENEFICIARY"  means  the  beneficiary  or  beneficiaries   designated
pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of an Eligible Individual.

     (e) "BOARD" means the Board of Directors of the Company.

     (f) A "CHANGE IN CONTROL" shall mean the occurrence of any of the following events with respect to the Company:

     (i) (A) a third "person" (other than an employee benefit plan of the Company), including a "group", as those terms are used in Section 13(d) of the Exchange Act, is or becomes the beneficial owner (as that term is used in said Section 13(d)) of stock having twenty percent (20%) or more of the total number of votes that may be cast for the election of members of the Board or twenty percent (20%) or more of the fair market value of the Company's issued and outstanding stock, or (B) the receipt by the Company of any report, schedule, application or other document filed with a state or federal governmental agency or commission disclosing such ownership or proposed ownership.

     (ii) approval by the stockholders of the Company of any (1) consolidation or merger or sale of assets of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its common stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as they held immediately before, or (2) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or businesses of the Company;

     (iii)as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the Board or any successor to the Company.

     (g) "CITIZENS PENSION PLANS" means any of the Company's non-contributory defined-benefit qualified retirement plans in effect and applicable on the date in question.

     (h) "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to Sections of the Code are to such Sections as they are currently designated and reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered as well as any successor provisions and any applicable regulations.)

     (i) "COMPANY" means Citizens Communications Company and its successors and assigns.

     (j) "COMMITTEE" means the Compensation Committee of the Board of Directors of the Company.

     (k) "DEFERRED STOCK" means Stock credited to an Eligible Individual under the Plan subject to the requirements of Section 8 and such other terms and restrictions as the Committee deems appropriate or desirable.

     (l) "EFFECTIVE DATE" means May 18, 2000.

     (m) "ELIGIBLE INDIVIDUAL" means a director, officer, or employee of any Participating Company or an individual who performs services for the Company directly or indirectly as a director, consultant or otherwise whose judgment, initiative and efforts, in the judgment of the Committee, foster the continued efficiency, productivity, growth and development of any Participating Company. Where required by the context, "Eligible Individual" includes an individual who has been granted an Award but is no longer performing services for any Participating Company.

     (n) "FAIR MARKET VALUE" means, unless another reasonable method for determining fair market value is specified by the Committee, the average of the high and low sales prices of a share of the appropriate Series of Stock as reported by the New York Stock Exchange (or if such shares are listed on another national stock exchange or national quotation system, as reported or quoted by such exchange or system) on the date in question or, if no such sales were reported for such date, for the most recent date on which sales prices were quoted.

     (o) "FAMILY MEMBER" AND "FAMILY TRUST" shall have the same meanings as are employed from time to time by the SEC for the purpose of the exception to the rules promulgated by the SEC which limit transferability of stock options and stock awards for purposes of Section 16 of the Exchange Act and/or the use of Form S-8 under the Securities Act. For the purposes of the Plan, the phrases "Family Member" and "Family Trust" shall be further limited, if necessary, so that neither the transfer to a Family Member or Family Trust nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or a Participant by reason of Section 162(m) of the Code.

     (p) "OPTION" means an option to purchase Stock, including Restricted Stock or Deferred Stock, if the Committee so determines, subject to the applicable provisions of Section 5 and awarded in accordance with the terms of the Plan and which may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option.

     (q) "PARTICIPATING COMPANY" means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, "Participating Company" means the Company, any corporation or other entity which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in
Section 425(f) of the Code.

     (r) "PARTICIPANT" means an Eligible Individual who has been or is being granted an Award. When required by the context, the definition of Participant shall include an individual who has been granted an Award but is no longer an employee of any Participating Company.

     (s)  "PERFORMANCE   SHARE"  means  a  performance   share  subject  to  the
requirements of Section 6 and awarded in accordance with the terms of the Plan.

     (t) "PHANTOM STOCK" means a unit whose value is determined solely by reference to the value of one or more shares of Stock. Awards of Phantom Stock may be made pursuant to Section 9.

     (u) "PLAN" means the Citizens Communications Company 2000 Equity Incentive Plan, as the same may be amended, administered or interpreted from time to time.

     (v) "RESTRICTED STOCK" means Stock delivered under the Plan subject to the requirements of Section 7 and such other terms and restrictions as the Committee deems appropriate or desirable.

     (w) "SEC" means the Securities and Exchange Commission. "Exchange Act" means the Securities Exchange Act of 1934. "Rule 16b-3" shall mean such rule promulgated by the SEC under the Exchange Act and, unless the circumstances require otherwise, shall include any other rule or regulation adopted under Sections 16(a) or 16(b) of the Exchange Act relating to compliance with, or an exemption from, Section 16(b). "Securities Act" means the Securities Act of 1933. Reference to any section of the Securities Act, Exchange Act or any rule promulgated thereunder shall include any successor section or rule.

     (x) "STOCK" means the Common Stock of the Company and any successor Common Stock.

     (y) "TERMINATION WITHOUT CAUSE" means termination of employment with a Participating Company by the employer for any reason other than death, Total Disability or termination for deliberate, willful or gross misconduct, and also means voluntary termination of employment by employee.

     (z) "TOTAL DISABILITY" means the complete and permanent inability of an Eligible Individual to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Company deems appropriate or necessary.

                                    SECTION 3

                           SHARES SUBJECT TO THE PLAN
                           --------------------------

     (a) Subject to adjustment as provided in Section 14 hereof, 12,500,000 shares of Stock are hereby reserved for issuance pursuant to Awards under the Plan. Awards of Phantom Stock or share units that, by the terms of such Awards, are payable solely in cash shall not be subject to such limit; provided, however, that such Awards shall be subject to a separate limit such that the value of all such Awards granted under the Plan shall be determined by reference to no more than 1,000,000 shares of Stock. In addition, Awards of Performance Shares, Restricted Stock, Deferred Stock or Phantom Stock payable in Stock or other stock-based awards shall not exceed 2,500,000 shares of Stock. Shares of Stock reserved for issuance under the Plan shall be made available either from authorized and unissued shares, shares held by the Company in its treasury or reacquired shares. The term "issued" shall include all deliveries to a Participant of shares of Stock pursuant to Awards under the Plan. The Committee may, in its discretion, decide to award other shares issued by the Company that are convertible into Stock or make such shares subject to purchase by an option, in which event the maximum number of shares of Stock into which such shares may be converted shall be used in applying the aggregate share limit under this
Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible shares.

     (b) If, for any reason, any shares of Stock awarded or subject to purchase or issuance under the Plan are not delivered or are reacquired by the Company for reasons including, but not limited to, a forfeiture of Restricted Stock or Deferred Stock or termination, expiration or a cancellation of an Option or a Performance Share, such shares of Stock shall be deemed not to have been issued pursuant to Awards under the Plan, or to have been subject to the Plan; provided, however, that the counting of shares of Stock subject to Awards granted under the Plan against the number of shares available for further Awards shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act.

     (c) With respect to any Award constituting an Option granted to any Eligible Individual who is a "covered employee" as defined in Section 162(m) of the Code that is canceled, the number of shares of Stock originally subject to such Award shall continue to count in accordance with Section 162(m) of the Code.

     (d) Unless the Committee otherwise determines, shares of Stock received by the Company in connection with the exercise of Options by delivery of shares or in connection with the payment of withholding taxes shall reduce the number of shares deemed to have been issued pursuant to Awards under the Plan for the limit set forth in Section 3(a) hereof.

                                    SECTION 4

                      GRANT OF AWARDS AND AWARD AGREEMENTS
                      ------------------------------------

     (a) Subject to and in furtherance of the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Eligible Individuals or groups of Eligible Individuals to whom Awards are to be granted;
(ii) grant Awards to Eligible Individual; (iii) determine the form or forms of Award to be granted to any Eligible Individual; (iv) determine the amount or number of shares of Stock, including Restricted Stock or Deferred Stock if the Committee so determines, subject to each Award; (v) determine the terms and conditions (which need not be identical) of each Award; (vi) determine the rights of each Participant after employment has terminated and the periods during which such rights may be exercised; (vii) establish and modify performance objectives; (viii) determine whether and to what extent Eligible Individuals shall be allowed or required to defer receipt of any Awards or other amounts payable under the Plan to the occurrence of a specified date or event;
(ix) determine the price at which shares of Stock may be offered under each Award which price may, except in the case of Options, be zero; (x) permit cashless exercise of Options and other Awards of a sale, loan or other nature covering exercise prices and/or income taxes; (xi) interpret, construe and administer the Plan and any related Award Agreement and define the terms employed therein; and (xii) make all of the determinations necessary or advisable with respect to the Plan or any Award granted thereunder. Awards granted to different Eligible Individuals or Participants need not be identical and, in addition, may be modified in different respects by the Committee.

     (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify.

     (c) The Committee may, prospectively or retroactively, modify or amend the terms of any Award granted under the Plan or waive any restrictions or conditions applicable to any Award or the exercise or realization thereof (except that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof, taken as a whole, adversely and materially affects the rights of any recipient of previously granted Awards without his or her consent, unless such modification, amendment or waiver is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any other applicable law, rule or regulation or pronouncement or to avoid any adverse consequences under Section 162(m) of the Code or any requirement of a securities exchange or association or regulatory or self-regulatory body). Notwithstanding the foregoing, no such amendment, modification or waiver may alter the terms of any Option to reduce the Option price per share. Further, the Committee may not, without the approval of shareholders, cancel any outstanding Option and replace it with a new Option with a lower Option price where the economic effect would be the same as reducing the Option price of the cancelled Option.

     (d) In any calendar year, no Eligible Individual may receive Awards covering more than 2,000,000 shares of the Company's Stock if the Award is denominated in or valued by reference to a number of shares, or if the Award is denominated in dollars, $750,000 in dollar value. Such number of shares shall be adjusted in accordance with Section 14 hereof.

                                    SECTION 5

                                  STOCK OPTIONS
                                  -------------

     (a) With respect to the Options, the Committee shall (i) authorize the granting of incentive stock options, nonqualified stock options, or a combination of incentive stock options and nonqualified stock options; (ii) determine the number of shares of Stock subject to each Option; (iii) determine whether such Stock shall be Restricted Stock or, with respect to nonqualified stock options, Deferred Stock; and (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; provided, however, that the aggregate Fair Market Value (determined as of the date of Option is granted) of the Stock (disregarding any restrictions in the case of Restricted Stock) for which incentive stock options granted to any Eligible Individual under this Plan may first become exercisable in any calendar year shall not exceed $100,000. Notwithstanding the foregoing, to the extent that Options intended to be incentive stock options granted to an Eligible Individual under this Plan for any reason exceed such limit on exercisability, such excess Options shall be treated as nonqualified stock options as provided under Section 422(d) of the Code, but shall in all other respects remain outstanding and exercisable in accordance with their terms.

     (b) The exercise period for a nonqualified stock option shall be 10 years from the date of grant or such shorter period as may be specified by the Committee at the time of grant. The exercise period for an incentive stock option, including any extension which the Committee may from time to time decide to grant, shall not exceed 10 years from the date of grant; provided, however, that, in the case of an incentive stock option granted to an Eligible Individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.

     (c) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value, or, in the case of an incentive stock option granted to a 10% Stockholder, 110 percent of the Fair Market Value, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, on the date the Option is granted, as determined by the Committee; provided, however, that such price shall be at least equal to the par value of one share of Stock; provided further, however, that in the discretion of the Committee in the case of a nonstatutory stock option, the Option price per share may be less than the Fair Market Value in the case of an Option granted in order to induce an individual to become an employee of a Participating Company or in the case of an Option granted to a new or prospective employee in order to replace stock options or other long- term incentives under a program maintained by a prior employer which are forfeited or cease to be available to the new employee by reason of his termination of employment with his prior employer.

     (d) No part of any Option may be exercised (i) until the Participant who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date on which the Option is granted as the Committee may specify and (ii) until achievement of such performance of other criteria, if any, by the Participant, as the Committee may specify. An Option shall commence to be exercisable no earlier than six months following the date the Option is granted. The Committee may further require that an Option become exercisable in installments.

     (e) Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, Stock, or with respect to nonqualified options, Restricted Stock or Deferred Stock, already owned by the optionee
(subject to any minimum holding period specified by the Committee), having a total Fair Market Value, as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a total Fair Market Value, as so determined, equal to the purchase price; provided, however, that if payment of the exercise price is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Stock received upon the exercise of the Option shall be Restricted Stock or Deferred Stock, as the case may be, at least with respect to the same number of shares and subject to the same restrictions or other limitations as the Restricted Stock or Deferred Stock paid on the exercise of the Option. The Committee may provide that a Participant who delivers shares of Stock to the Company, or sells shares of Stock and applies all of the proceeds, (a) to pay, or reimburse the payment of the exercise price of shares of Stock acquired under an employee stock option or to purchase shares of Stock under an employee award or grant, an employee purchase plan or program or any other stock-based employee benefit or incentive plan, (whether or not such award or grant is under this Plan) and/or (b) to pay federal or state income taxes resulting from the exercise of such options or the purchase of shares of Stock pursuant to any such grant, award, plan or program, shall receive a replacement Option under this Plan to purchase a number of shares of Stock equal to the number of shares of Stock delivered to the Company, or sold, the proceeds of the sale of which are applied as aforesaid in this sentence. The replacement Option shall have an exercise price equal to Fair Market Value on the date of such payment and shall include such other terms and conditions as the Committee may specify.

      (f) (i) Upon the Termination Without Cause of a Participant holding Options who is not immediately eligible to receive benefits under the terms of the Citizens Pension Plans, his or her Options may be exercised to the extent exercisable on the date of Termination Without Cause, at any time and from time to time within the three months of the date of such Termination. The Committee, however, in its discretion, may provide that any Option of such a Participant which is not exercisable by its terms on the date of Termination Without Cause will become exercisable in accordance with a schedule (which may extend the time limit referred to above, but not later than the final expiration date specified in the Option Award Agreement) to be determined by the Committee at any time during the period that any other Options held by the Participant are exercisable.

          (ii) Upon the death or Total Disability (during a Participant's employment or within 3 months after termination of employment for any reason other than termination for cause) of a Participant holding an Option who is not immediately eligible to receive benefits under the terms of the Citizens Pension Plans, his or her Options may be exercised only to the extent exercisable at the time of death or Total Disability (or such earlier termination of employment) from time to time (A) in the event of death or Total Disability, within the 12 months following death or Total Disability or (B) in the event of such termination of employment followed by death or Total Disability within the 3 months after such termination, within the 12 months following such termination. The Committee, however, in its discretion, may provide that any Options outstanding but not exercisable at the date of the first to occur of death or, Total Disability will become exercisable in accordance with a schedule (which may extend the limits referred to above, but not to a date later than the final expiration date specified in such Option Award Agreement) to be determined by the Committee at any time during the period while any other Option held by the Participant is exercisable.

          (iii)Upon death, Total Disability or Termination Without Cause of a Participant holding an Option(s) who is immediately eligible to receive benefits under the terms of the Citizens Pension Plans, his or her Options may be exercised in full as to all shares covered by Option Award Agreements (whether or not then exercisable) at any time, or from time to time, but no later than the expiration date specified in such Option Award Agreement as specified in Section 5(b) above or, in the case of incentive Options, within 12 months following such death, Total Disability or Termination Without Cause.

          (iv) If the employment of a Participant holding an Option is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights of such Participant and any Family Member or Family Trust or other transferee to which such Participant has transferred his or her Option shall expire upon receipt by the Participant of the notice of such termination.

          (v) In the event of the death of a Participant, his or her Options may be exercised by the person or persons to whom the Participant's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators or Beneficiary. The death of a Participant after Total Disability or Termination Without Cause will not adversely effect the rights of a Participant or anyone entitled to the benefits of such Option.

     (g) Except as otherwise determined by the Committee, no Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution, unless the Committee determines that an Option may be transferred by a Participant to a Family Member or Family Trust or other transferee. Such transfer shall be evidenced by a writing from a grantee to the Committee or Committee's designee on a form established by the Committee. Absent an authorized transfer during the lifetime of the Participant, an Option shall be exercisable only by him or her by his or her guardian or legal representative.

     (h) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code.

     (i) If authorized by the Committee in its sole discretion, the Company may accept the surrender of the right to exercise any Option granted under the Plan as to all or any of the shares of Stock as to which the Option is then exercisable, in exchange for payment to the optionee (in cash or shares of Stock valued at the then Fair Market Value) of an amount not to exceed the difference between the option price and the then Fair Market Value of the shares as to which such right to exercise is surrendered.

                                    SECTION 6

                               PERFORMANCE SHARES
                               ------------------

     (a) The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate. The performance objectives determined by the Committee for each performance share award shall be based on: stock price; market share; sales; earnings per share; operating cash flow; free cash flow; net income or loss; net income or loss adjusted to exclude specified items such as gain or losses from extraordinary or non-recurring items and non-cash expense and income, and before specified expense items such as interest, depreciation, amortization and income taxes; EBITDA; revenues; return on equity or assets; cost control; or a combination of any of the foregoing. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares for which different performance periods are prescribed.

     (b) At the beginning of a Performance Period, the Committee shall determine for each Eligible Individual or group of Eligible Individuals with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Individual as an Award if the relevant measure of Company performance for the Performance Period is met.

     (c) If during the course of a Performance Period there shall occur significant events as determined by the Committee, including, but not limited to, a reorganization of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

     (d) If a Participant terminates service with all Participating Companies during a Performance Period because of death, Total Disability, or a significant event, as determined by the Committee, that Participant shall be entitled to payment in settlement of each Performance Share for which the Performance Period was prescribed (i) based upon the performance objectives satisfied at the end of such period and (ii) prorated for the portion of the Performance Period during which the Participant was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Share in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Participant. If a Participant terminates service with all Participating Companies during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

     (e) Each Performance Share may be paid in whole shares of Stock, including Restricted Stock or Deferred Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the time of grant of the Performance Share or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. Any dividends or distributions payable on Performance Shares (or the equivalent as specified in the grant), other than cash dividends representing the periodic distribution of profits which shall be retained by the Company, shall be paid over to the Participant when and if payment is made of the underlying Performance Shares, unless the grant provides otherwise.

     Except as otherwise provided in this Section 6, no Performance Shares awarded to Participants shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Performance Period unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee.

                                    SECTION 7

                                RESTRICTED STOCK
                                ----------------

     (a) Restricted Stock may be received by a Participant either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Restricted Stock shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

     (b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period unless the Committee determines that an Award may be transferred by a Participant to a Family Member or Family Trust or other transferee; provided, however, the Restriction Period for any Participant shall expire and all restrictions on shares of Restricted Stock shall lapse upon the Participant's (i) death, (ii) Total Disability or (iii) Termination Without Cause where the Participant is immediately eligible to receive benefits under the terms of Citizens Pension Plans, or with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company.

     (c) If a Participant terminates employment with all Participating Companies for any reason other than under the circumstances referred to in clause (b) before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines within 90 days after such termination, be forfeited by the Participant and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.

     (d) The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Restricted Stock delivered under the Plan may be held in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require as a condition of any receipt of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

     (e) Nothing in this Section 7 shall preclude a Participant from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

     (f) Unless the Award Agreement provides otherwise, amounts equal to any cash dividends representing the periodic distributions of profits declared and payable during the Restriction Period with respect to the number of shares of Restricted Stock credited to a Participant shall be paid to the Participant within 30 days after each dividend becomes payable, unless, at the time of the Award, the Committee determines that the dividends should be reinvested in additional shares of Restricted Stock, in which case additional shares of Restricted Stock shall be credited to the Participant based on the Stock's Fair Market Value at the time of each such dividend, or unless the Committee specifies otherwise. All dividends or distributions payable on shares (other than cash dividends representing periodic distributions of profits) of Restricted Stock (or the equivalent as specified in the grant) shall be paid over to the Participant when and if as restrictions lapse on the underlying shares of Restricted Stock, unless the grant provides otherwise.

                                    SECTION 8

                                 DEFERRED STOCK
                                 --------------

     (a) Deferred Stock may be credited to an Eligible Individual either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Deferred Stock shall be subject to a deferral period which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or criteria as the Committee shall determine (the "Deferral Period"). The Committee may provide for the expiration of the Deferral Period in installments where deemed appropriate.

     (b) Except as otherwise provided in this Section 8, no Deferred Stock credited to Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Deferral Period unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee; provided, however, the Deferral Period for any Participant shall expire upon the Participant's (i) death, (ii) Total Disability or (iii) Termination Without Cause where the Participant is immediately eligible to receive benefits under the terms of Citizens Pension Plans, or an earlier age with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company.

     (c) At the expiration of the Deferral Period, the Participant shall be entitled to receive a certificate pursuant to Section 10 for the number of shares of Stock equal to the number of shares of Deferred Stock credited on his or her behalf. Unless the Award Agreement provides otherwise, amounts equal to any cash dividends representing the periodic distributions of profits declared and payable during the Deferral Period with respect to the number of shares of Deferred Stock credited to a Participant shall be paid to such Participant within 30 days after each dividend becomes payable unless, at the time of the Award, the Committee determined that such dividends should be reinvested in additional shares of Deferred Stock, in which case additional shares of Deferred Stock shall be credited to the Participant based on the Stock's Fair Market Value at the time of each such dividend, or unless the Committee specifies otherwise. All dividends or distributions payable on shares (other than cash dividends representing periodic distributions of profits) of Deferred Stock (or the equivalent as specified in the grant) shall be paid over to the Participant when the Deferral Period ends, unless the grant provides otherwise.

     (d) If a Participant terminates employment with all Participating Companies for any reason other than under the circumstances referred to in clause (b) before the expiration of the Deferral Period, all shares of Deferred Stock shall, unless the Committee otherwise determines within 90 days after such termination, be forfeited by the Participant, and, in the case of Deferred Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.

                                    SECTION 9

                            OTHER STOCK-BASED AWARDS
                            ------------------------

     Phantom Stock may be credited to an Eligible Individual either as an Award or as the result of an exercise of an Option or as payment for a Performance
Share. Each share of Phantom Stock may be paid in whole shares of Stock, including Restricted Stock or Deferred Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the time of grant of the Phantom Stock or otherwise, commencing as soon as practicable after the payment date designated by the Committee. Any dividends or distributions payable on Phantom Stock (or the equivalent as specified in the grant), other than cash dividends representing the periodic distribution of profits which shall be retained by the Company, shall be paid over to the Participant when and if payment is made of the underlying Phantom Stock, unless the grant provides otherwise.

     Except as otherwise provided in this Section 9, no Phantom Stock awarded to Participants shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee.

     The Committee may grant other Awards under the Plan which are denominated in stock units or pursuant to which shares of Stock may be acquired, including Awards valued using measures other than market value or Fair Market Value, if deemed by the Committee in its discretion to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the form of such Awards, the number of shares of Stock to be granted or covered pursuant to such Awards and all other terms and conditions of such Awards.

                                   SECTION 10

                        CERTIFICATES FOR AWARDS OF STOCK
                        --------------------------------

     (a) Subject to Section 7(d), each Participant entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares or have their shares registered for their account in book entry form by the Company's transfer agent. In the instance of a certificate, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

     (b) The Company shall not be required to issue or deliver any shares or certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed or quoted, and (ii) the completion of any registration, qualification, approval or authorization of such shares under any federal or state law, or any ruling or regulation or approval or authorization of such shares under any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     (c) All shares and certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed and any applicable federal or state securities or regulatory laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 10(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

     (d) Except for the restrictions on Restricted Stock under Section 7, each Participant who receives an award of Stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Participant awarded an Option, a Performance Share or Deferred Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of certificate or certificates for such shares.

     No Participant awarded Phantom Stock or other share units shall have any right as a stockholder with respect to any shares whose value is used to determine the value of such Phantom Stock or share units; provided, however, that this sentence shall not preclude any Award of Phantom Stock or share units from providing dividend equivalent rights or payouts to the Participant in the form of shares of the Company's Stock (and the Participant shall have full stockholder rights with respect to any such paid out shares).

                                   SECTION 11

                                   BENEFICIARY
                                   -----------

     (a) Each Eligible Individual shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. An Eligible Individual may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Eligible Individual's death, and in no event shall it be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of an Employee's death, or if no designated Beneficiary survives the Eligible Individual or if such designation conflicts with law, the Eligible Individual's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the right thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

                                   SECTION 12

                           ADMINISTRATION OF THE PLAN
                           --------------------------

     (a) The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board's pleasure. Each member of the Committee shall be both a member of the Board and shall satisfy the "non-employee director" or similar successor requirements, if any, of Rule 16b-3 under the Exchange Act and the "outside director" or similar successor requirements, if any, of Section 162(m) of the Code and the regulations promulgated thereunder.

     (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any related Award Agreement and define the terms employed in the Plan or any agreement, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

     (d) The Committee shall have full power, discretion and authority to prescribe and rescind rules, regulations and policies for the administration of the Plan.

     (e) The Committee's decisions and determinations under the Plan and with respect to any Award granted thereunder need not be uniform and may be made selectively among Awards, Participants or Eligible Individuals, whether or not such Awards are similar or such Participants or Eligible Individuals are similarly situated.

     (f) The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

     (g) The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

     (h) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights to indemnification or insurance the members or former member may have as directors or under the by-laws of the Company or otherwise.

     (i) The Committee's determination that an Option, Performance Share, Restricted Stock, Deferred Stock or other Stock-based Awards may be transferred by a Participant to a Family Member or Family Trust or other transferee may be set forth in: determinations pursuant to Section 12(c), rules and regulations of general application adopted pursuant to Section 12(d), in the written Award Agreement, or by a writing delivered to the Participant made any time after the relevant Award or Awards have been granted, on a case-by-case basis, or otherwise. In any event, the transferee or Family Member or Family Trust shall agree in writing to be bound by all the provisions of the Plan and the Award Agreement, and in no event shall any such transferee have greater rights under such Award than the Participant effecting such transfer.

     (j) With respect to credits, shares, cash or other property credited to a Participant by reason of dividends or distributions, if the Committee shall so determine, all such credits, shares, cash or other property to a Participant shall be paid to the Participant periodically at the end of the applicable period, whether or not the performance, employment or other standards (or lapse of time) upon which such Award is conditioned have been satisfied. In addition, the Committee may determine to include in Award Agreements granting Options a provision to the effect that (a) an amount equal to any dividends (payable in cash or other property) paid after the grant of the Option and before to the exercise of such Option with respect to the number of shares of Stock subject to such Option shall be credited to a Participant and, if the Award Agreement so provides, thereafter paid to such Participant within 30 days after each dividend becomes payable or, (b) if the Committee so determines, such Award shall be reinvested in additional shares of Stock, in which case such additional shares of Stock shall be credited to the Participant based on the Stock's Fair Market Value at the time of payment of each such dividend. In the latter event, if the Committee so determines, such additional shares of Stock shall be delivered to the Participant (whether or not such Option is exercised) at the time that such Option ceases to be exercisable in accordance with its terms or otherwise.

                                   SECTION 13

                           AMENDMENT OR DISCONTINUANCE
                           ---------------------------

     The Board may, at any time, amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendments shall become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Exchange Act or Section 162(m) of the Code or any other rule or regulation. No amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any Participant who has received a previously granted Award without his or her consent unless the amendment or termination is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any other applicable law, rule or regulation or pronouncement or to avoid any adverse consequences under Section 162(m) of the Code or any requirement of a securities exchange or association or regulatory or self-regulatory body).

                                   SECTION 14

                 ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK
                 ----------------------------------------------

     In the event of a change in corporate capitalization, stock split or stock dividend, the number of shares purchasable upon exercise of an Option shall be increased to the new number of shares which result from the shares covered by the Option immediately before the change, split or dividend. The purchase price per share shall be reduced proportionately and the total purchase price will remain the same.

     In the event of any other change in corporate capitalization, or a corporate transaction, such as any merger of a corporation into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spinoff or other distribution of stock or property by a corporation), any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by a corporation or other similar event which could distort the implementation of the Plan or the realization of its objectives, the Committee shall make an appropriate adjustment in the number of shares of Stock (i) which are covered by the Plan, (ii) which may be granted to any one Eligible Individual and which are subject to any Award, and the purchase price therefor, and in terms, conditions or restrictions on securities as the Committee deems equitable, with the objective that the securities covered under the Plan or an Award shall be those securities which a Participant would have received if he or she had exercised his or her Option prior to the event or been entitled to his or her Restricted or Deferred Stock or Performance Shares.

     All such events occurring between the effective date of the Option and its exercise shall result in an adjustment to the Option terms.

                                   SECTION 15

                                CHANGE IN CONTROL
                                -----------------

     Awards may include, or may incorporate from any relevant guidelines adopted by the Committee, terms which provide that any or all of the following actions or consequences, with any modifications adopted by the Committee, may occur as a result of, or in anticipation of, any Change in Control to assure fair and equitable treatment of Participants:

     (a) Any Options outstanding at least six months as of the date of Change in Control shall, if held by a current employee of the Company, become immediately exercisable in full. In addition, all Participants may, regardless of whether still an employee of the Company, elect to cancel all or any portion of any Option or Award no later than 90 days after the Change in Control, in which event the Company shall pay to such electing Participant, an amount in cash equal to the excess, if any, of the Current Market Value (as defined below) of the shares of Stock, including Performance Shares, Restricted Stock or Deferred Stock, subject to the Option or of the portion thereof so canceled over the option price for such shares; provided, however, that no Participant shall have the right to elect cancellation unless and until at least 6 months have elapsed after the date of grant of the Option.

     (b) Any Performance Periods shall end and the Company shall pay each Participant an amount in cash equal to the value of such Participant's performance shares, if any, based upon the Stock's Current Market Value in full settlement of such performance shares.

     (c) Any Restriction Periods shall end and the Company shall pay each Participant an amount in cash equal to the Current Market Value of the Restricted Stock held by, or on behalf of, each Participant in exchange for such Restricted Stock.

     (d) Any Deferral Period shall end and the Company shall pay to each Participant an amount in cash equal to the Current Market Value of the number of shares of Stock equal to the number of shares of Deferred Stock credited to such Participant in full settlement of any Deferred Stock Award.

     (e) The Company shall pay to each Participant all amounts due, if any, deferred by or payable under Awards granted to such Participant under the Plan which are not Performance Shares, Restricted Stock or Deferred Stock, in accordance with the terms provided by the Committee at the time of deferral or grant.

     (f) For purpose of this Section 15, "Current Market Value" means the highest Fair Market Value during the period commencing 30 days prior to the Change in Control and ending 30 days after the Change in Control (the "reference period"); provided that, if the Change in Control occurs as a result of a tender offer or exchange offer, or a merger, purchase of assets or stock, or another transaction approved by shareholders of the Company, Current Market Value means the higher of (i) the highest Fair Market Value during the reference period, or
(ii) the highest price paid per share of Stock pursuant to such tender offer, exchange offer or transaction.

                                   SECTION 16

                                  MISCELLANEOUS
                                  -------------

     (a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

     (b) No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

     (c) No Eligible Individual or Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments of Awards provided for under the Plan shall be paid by the Company either by issuing shares of Stock or by delivering cash from the general funds of the Company or other property of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established in connection with this Plan. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Participant shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments.

     (d) Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

     (e) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

     (f) The right of any Participant or other person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 11 with respect to the designation of a Beneficiary or as may otherwise be required by law or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder or unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Participant or his or her Beneficiary or transferee, Family Trust or Family Member, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his or her Beneficiary, taking into account the expressed wishes of the Participant (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

     (g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available for review to all Eligible Individuals at all reasonable times at the Company's administrative offices.

     (h) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Participant or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes. The Committee may in its discretion permit the payment of such withholding taxes by authorizing the Company to withhold shares of Stock to be issued, or the Participant to deliver to the Company shares of Stock owned by the Participant or Beneficiary, in either case having a Fair Market Value equal to the amount of such taxes, or otherwise permit a cashless exercise.

     (i) All elections, designations, requests, notices, instructions and other communications from an Eligible Individual, Participant, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or transmitted by facsimile copy or delivered to such location as shall be specified by the Committee.

     (j) The terms of the Plan shall be binding upon the Company and its successors and assigns.

     (k) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

     (l) The Plan and the grant, exercise and carrying out of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to all required or otherwise appropriate approvals and authorizations by any governmental or regulatory agency or commission. The Company shall have no obligation of any nature hereunder to any Eligible Individual, Participant or any other person in the absence of all necessary or desirable approvals or authorizations and shall have no obligation to seek or obtain the same.

     (m) Whenever possible, each provision of this Plan and any Award Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any such provision is held to be ineffective, invalid, illegal or unenforceable in any respect under the applicable laws or regulations of the United States or any state, such ineffectiveness, invalidity, illegality or unenforceability will not affect any other provision but this Plan and any such agreement will be reformed, construed and enforced so as to carry out the intent hereof or thereof and as if any invalid or illegal provision had never been contained herein.

     (n) The Committee, in its discretion, may defer the payment of an Award, if such payment would cause the annual remuneration of a Participant, who is a covered employee under Section 162(m) of the Code, to exceed $1,000,000.

     (o) The Plan shall be construed and governed under the laws of the State of Delaware.

                                   SECTION 17

                     EFFECTIVE DATE AND STOCKHOLDER APPROVAL
                     ---------------------------------------

     The Effective Date of the Plan shall be May 18, 2000, subject to approval by the holders of a majority of the Company's common stock at the 2001 Annual Meeting. Any Awards granted prior to the 2001 Annual Meeting will be subject to the receipt of such approval. No Awards will be granted under the Plan after the expiration of ten years from the Effective Date.

                                                                  EXHIBIT 5


                                                     May 22, 2001

Citizens Communications Company
High Ridge Park, Building No. 3
Stamford, CT  06905

     Re: Registration Statement on Form S-8 of Citizens Communications Company Relating to the Issuance of Shares of Common Stock Pursuant to the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan (the "Plan")

Ladies and Gentlemen:

     As special counsel to Citizens Communications Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Securities Act") of up to 12,500,000 shares (subject to adjustment) of common stock of the Company, par value $0.25 per share (the "Shares"), to be issued by the Company from time to time pursuant to the Plan, we have examined the Registration Statement on Form S-8 (the "Registration Statement") relating thereto to be filed with the Securities and Exchange Commission under the Securities Act, and such other documents and records as we have considered necessary for the purposes of this opinion.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

     Based upon and subject to the foregoing, we are of the opinion that when:

          (a) the applicable provisions of the Securities Act and of State securities or blue sky laws shall have been complied with, and

          (b) the Company's Board of Directors shall have duly authorized the issuance of the Shares, and

          (c) the Shares shall have been duly issued and paid for in an amount not less than par value of $0.25 per share,

the Shares will be legally issued, fully paid and non-assessable.

     The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,



                                          /s/ Pillsbury Winthrop LLP

                                                            EXHIBIT 23.2


                    INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Citizens Communications Company:

We consent to the incorporation by reference in the registration statement on Form S-8 of Citizens Communications Company (the "Company") of our report dated March 8, 2001, covering our audits of the consolidated balance sheets of the Company and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income (loss) and comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                       /s/ KPMG LLP


New York, New York
May 22, 2001

                                                        Exhibit 23.3

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 27, 2000 and January 28, 1999 on the financial statements of Contel of Minnesota, Inc. and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP

Dallas, Texas
May 22, 2001

                                                        Exhibit 23.4


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Citizens Communications Company Registration Statement on Form S-8 dated May 22, 2001 of our report dated May 4, 2001 on the special purpose statements of selected assets, liabilities and parent's equity of Qwest Communications International Inc.'s (formerly U S WEST, Inc.) selected Qwest Exchanges (formerly selected U S WEST Exchanges) as of December 31, 2000 and 1999 and the related statements of revenues and expenses and cash flows for each of the three years in the period ended December 31, 2000 and to all references to our Firm included in this Registration Statements.


                                        /s/ Arthur Andersen LLP

Denver, Colorado
May 22, 2001

                                                        Exhibit 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2001 (except with respect to the matter discussed in Note 12 of the combined financial statements, as to which the date is April 18, 2001) on the combined financial statements of Frontier Incumbent Local Exchange Carrier Businesses and to all references to our Firm included in this Registration Statement.



                                        /s/ Arthur Andersen LLP

New York, New York
May 22, 2001

                                                        Exhibit 23.6

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of Citizens Communications Company of our report dated February 15, 2001 relating to the combined financial statements of the Frontier Incumbent Local Exchange Carrier Businesses, which appears in the Current Report on Form 8-K of Citizens Communications Company dated May 7, 2001.




                                        /s/ PricewaterhouseCoopers LLP

Rochester, New York
May 22, 2001